Exhibit 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 48 to  Registration
Statement No. 2-62076 of Oppenheimer  High Yield Fund on Form N-1A of our report dated August 13, 2004,  appearing in the  Statement of  Additional  Information, which is part of such Registration  Statement,  and to the reference to us under the headings "Independent  Auditors'" in the Statement of Additional Information
and  "Financial  Highlights"  in the  Prospectus,  which  is  also  part of such
Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
August 23, 2004